CONSENT OF INDEPENDENT ACCOUNTANTS


          To the Board of Directors of T. Rowe Price Small-Cap Value Fund,
          Inc.

               We consent to the incorporation by reference in Post-Effective Amendment No. 30 to the Registration Statement of
          T. Rowe Price Small-Cap Value Fund, Inc. (the "Fund") on Form N-1A (File No. 2-43237) of our report dated January 20, 1997, on our audit of the financial statements and financial highlights of the Fund, which report is included in the Annual Report to Shareholders for the year ended December 31, 1996, which is incorporated by reference in the Registration Statement. We also consent to the reference to our Firm under the captions "Financial Highlights" in the Prospectus and "Independent Accountants" in the Statement of Additional Information.


                                                /s/Coopers & Lybrand L.L.P.
                                                   COOPERS & LYBRAND L.L.P.


          Baltimore, Maryland
          April 22, 1997